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IMPORTANT: A BANKRUPTCY CASE HAS NOT BEEN COMMENCED AS OF THE DATE OF THE
           DISTRIBUTION OF THIS DOCUMENT.

        NOPERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR ADVICE,
         OR TO MAKE ANY REPRESENTATION, OTHER THAN WHAT IS CONTAINED IN
            THE MATERIALS MAILED WITH THIS BALLOT OR OTHER MATERIALS
                       AUTHORIZED BY THE BANKRUPTCY COURT

                        BALLOT FOR ACCEPTING OR REJECTING
                  THE JOINT PREPACKAGED PLAN OF REORGANIZATION
                   OF ACP HOLDING COMPANY, NFC CASTINGS, INC.,
                           NEENAH FOUNDRY COMPANY AND
                           CERTAIN OF ITS SUBSIDIARIES

                            CLASS 4 - PIK NOTE CLAIMS

        PLEASE READ AND FOLLOW THE ENCLOSED VOTING INSTRUCTIONS CAREFULLY
                         BEFORE COMPLETING THE BALLOT.

       PLEASE CHECK THE APPROPRIATE BOX BELOW TO INDICATE YOUR ACCEPTANCE
                           OR REJECTION OF THE PLAN.

This Ballot may not be used for any purpose other than for submitting votes to accept or reject the Plan (as defined herein) and electing not to participate in the mutual releases pursuant to the Plan. All capitalized terms used in the Ballot or Voting Instructions but not otherwise defined therein shall have the meaning ascribed to them in the Joint Prepackaged Plan of Reorganization of ACP Holding Company, NFC Castings, Inc., Neenah Foundry Company and certain of its subsidiaries (the "Plan").

The Plan can be confirmed by the Bankruptcy Court if it is accepted by the Holders of at least two-thirds in dollar amount and more than one-half in number of Claims that actually vote in the Class of Claims voting on the Plan. In the event the requisite acceptances are not obtained, the Bankruptcy Court may nevertheless confirm the Plan if the Bankruptcy Court finds that the Plan accords fair and equitable treatment to the Class or Classes rejecting it and otherwise satisfies the requirements of section 1129(b) of the Bankruptcy Code.

                 BALLOTS CAST BY FACSIMILE WILL NOT BE COUNTED.

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              THIS BALLOT IS ACCOMPANIED BY A RETURN ENVELOPE THAT
 IS ADDRESSED TO BANKRUPTCY SERVICES, LLC (THE "SOLICITATION/BALLOTING AGENT"). THIS BALLOT MUST BE RECEIVED BY THE SOLICITATION/BALLOTING AGENT BY 5:00 P.M.,
     NEW YORK CITY TIME, ON OR BEFORE JULY 31, 2003 (THE "VOTING DEADLINE"),
        UNLESS THE DEBTORS, IN THEIR SOLE DISCRETION, EXTEND OR WAIVE THE
    PERIOD DURING WHICH BALLOTS WILL BE ACCEPTED BY THE DEBTORS, OR TERMINATE THE SOLICITATION PERIOD EARLY FOR WHATEVER REASON INCLUDING, WITHOUT LIMITATION, DUE TO RECEIPT OF THE REQUISITE VOTES IN EACH CLASS APPROVING THE PLAN, IN WHICH
           CASE THE TERM "VOTING DEADLINE" FOR SUCH SOLICITATION SHALL
       MEAN THE LAST TIME AND DATE TO WHICH SUCH SOLICITATION IS EXTENDED
              OR THE DATE ON WHICH THE SOLICITATION IS TERMINATED.

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ITEM 1.  ACCEPTANCE OR REJECTION OF PLAN

                  The undersigned, a Holder of PIK Note Claims (Class 4 Claims) in the aggregate outstanding amount of $_____________:

CHECK ONE BOX

                  [ ] Accepts the Plan

                  [ ] Rejects the Plan

NOTE: EACH HOLDER OF PIK NOTE CLAIMS MUST VOTE ALL OF ITS PIK NOTE CLAIMS EITHER TO ACCEPT OR REJECT THE PLAN, AND MAY NOT SPLIT SUCH VOTE.

ITEM 2.  RELEASES

         THE PLAN PROVIDES THAT EACH HOLDER OF A CLAIM THAT VOTES TO ACCEPT THE PLAN WILL RELEASE ALL CLAIMS AGAINST CERTAIN PARTIES ON THE EFFECTIVE DATE OF THE PLAN (AND RECEIVE SIMILAR RELEASES FROM OTHER PARTIES, WHICH ARE DESCRIBED IN MORE DETAIL IN ARTICLE IX.C OF THE PLAN) UNLESS THE HOLDER OF A CLAIM VOTES AGAINST GIVING AND RECEIVING THE RELEASES.

The undersigned:

                                    []       Determines NOT toParticipate in the
                                             Releases described in Article IX.C
                                             of the Plan and Hereby Rejects
                                             (votes AGAINST) Giving and
                                             Receiving the Releases Described in
                                             Article IX.C of the Plan

ITEM 3.  CERTIFICATION OF DELIVERY OF DOCUMENTS

                  By signing this Ballot, the undersigned certifies:

                  (i) That it is the Holder of the aggregate face amount of PIK Note Claims set forth in Item 1 herein and has full power and authority to vote to accept or reject the Plan;

                  (ii) That this Ballot is subject to all of the terms and conditions set forth in the Disclosure Statement and the voting instructions (attached hereto), and that it (or in the case of an authorized signatory, the beneficial interest holder) has received a copy of the Plan, the Disclosure Statement, the Ballot and other solicitation materials and documents related thereto (collectively, "Solicitation Package");

                  (iii) That either (a) it has not submitted any other Ballots for such Class of Claims held in other accounts or other registered names or (b) it has disclosed on each Ballot completed by it the existence of Claims in the same Class held in other accounts or registered names, and the submission of other Ballots for such Claims;

                  (iv) That it has cast the same vote on every Ballot completed by it with respect to holdings in a single Class of Claims;

                  (v) That no other Ballots with respect to the amount of the Claims identified in Item 1 have been cast or, if any other Ballots have been cast with respect to such Class 4 Claims, such earlier Ballots are hereby revoked; and

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

                  (vi) That it (or in the case of an authorized signatory, the beneficial interest holder) be treated as the record holder of such Class 4 Claims for purposes of voting on the Plan.

                  If the holder entitled to vote is a corporation, please sign in corporate name by authorized officer, or if a partnership, please sign in partnership name by authorized person.

NAME OF VOTER: _________________________________________________________________

SIGNATURE: _____________________________________________________________________

BY: ____________________________________________________________________________
                                (If appropriate)

TITLE:__________________________________________________________________________
                                (If appropriate)

ADDRESS:________________________________________________________________________

________________________________________________________________________________

SOCIAL SECURITY OR FEDERAL TAX I.D. NO:_________________________________________

TEL. NO. (     ) ______ - __________                   DATE: ___________________

        PLEASE COMPLETE, SIGN AND DATE THE BALLOT AND RETURN IT PROMPTLY

                        YOUR BALLOT MUST BE RECEIVED BY:

                            BANKRUPTCY SERVICES, LLC

                                 FOR U.S. MAIL:
                                  P.O. Box 5014
                                   FDR Station
                             New York, NY 10150-5014
                           Attn: Neenah Foundry Ballot

                         FOR OVERNIGHT OR HAND DELIVERY:
                          757 Third Avenue, Third Floor
                               New York, NY 10017
                           Attn: Neenah Foundry Ballot
                             Telephone: 646-282-2500

                     BY 5:00 P.M., NEW YORK CITY TIME, ON OR
                  BEFORE JULY 31, 2003 (THE "VOTING DEADLINE"),
UNLESS THE DEBTORS, IN THEIR SOLE DISCRETION, EXTEND OR WAIVE THE PERIOD DURING
  WHICH BALLOTS WILL BE ACCEPTED BY THE DEBTORS, OR TERMINATE THE SOLICITATION
     PERIOD EARLY FOR WHATEVER REASON INCLUDING, WITHOUT LIMITATION, DUE TO RECEIPT OF THE REQUISITE VOTES IN EACH CLASS APPROVING THE PLAN, IN WHICH
 CASE THE TERM "VOTING DEADLINE" FOR SUCH SOLICITATION SHALL MEAN THE LAST TIME
      AND DATE TO WHICH SUCH SOLICITATION IS EXTENDED OR THE DATE ON WHICH
                         THE SOLICITATION IS TERMINATED
                        OR YOUR VOTE WILL NOT BE COUNTED.

                     INSTRUCTIONS FOR COMPLETING THE BALLOT

The Debtors are soliciting votes of PIK Note Claims (Class 4 Claims) with respect to the Joint Prepackaged Plan of Reorganization of ACP Holding Company, NFC Castings, Inc., Neenah Foundry Company and certain of its subsidiaries (the "Plan") dated July 1, 2003 (a copy of which is contained herewith). Please review the Disclosure Statement and the Plan carefully before you complete the Ballot.

The Plan can be confirmed by the Bankruptcy Court, and therefore made binding on you, if it is accepted by the holders of two-thirds in amount and more than one-half in number of debt claims voting on the Plan in each impaired debt class and the holders of two-thirds in amount of equity interests in each impaired equity class voting on the Plan. The Debtors reserve the right to use the Ballots that are cast to seek confirmation of the Plan under circumstances other than as specified in the preceding sentence, including a nonconsensual situation as described in Article VIII of the Plan.

A Ballot is not a letter of transmittal and may not be used for any purpose other than (i) to cast votes to accept or reject the Plan and (ii) to elect not to participate in the mutual releases pursuant to the Plan.

To ensure that your vote is counted, you must (i) complete the Ballot, and (ii) indicate your decision either to accept or reject the Plan in the boxes provided in Item 1 of the Ballot. Your vote must be received by the Solicitation/Balloting Agent at Bankruptcy Services, LLC, 757 Third Avenue, New York, NY 10017, Attn: Neenah Foundry Ballot by 5:00 p.m., New York City Time on or before July 31, 2003 (the "Voting Deadline"), unless the Debtors, in their sole discretion, extend or waive the period during which Ballots will be accepted by the Debtors, or terminate the solicitation period early for whatever reason, including, without limitation, due to receipt of the requisite votes in each Class approving the Plan, in which case the term "Voting Deadline" for such solicitation shall mean the last time and date to which such solicitation is extended or the date on which the solicitation is terminated. Notice of such termination or extension shall be given by the Debtors in a manner deemed appropriate by the Debtors, in the Debtors' sole discretion.

Except to the extent that the Debtors so determine, or as permitted by the Court, Ballots received after the Voting Deadline will not be accepted or counted by the Debtors in connection with the Debtors' request for Confirmation of the Plan.

No Ballot should be sent to any of the Debtors, the Notes Trustee, or the Debtors' financial or legal advisors.

If multiple Ballots are received from an individual creditor with respect to the same Claims prior to the Voting Deadline, the last Ballot timely received will be deemed to reflect the voter's intent and to supersede and revoke any prior Ballot.

Creditors must vote all of their Claims within a particular Class either to accept or reject the Plan and may not split their vote. Accordingly, a Ballot that partially rejects and partially accepts the Plan will not be counted.

If a Ballot is signed by trustees, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such Persons should indicate such capacity when signing and unless otherwise determined by the Debtors, must submit proper evidence satisfactory to the Debtors to so act on behalf of a beneficial interest holder.

The Debtors, in their sole discretion, subject to contrary order of the Court, may waive any defect in any Ballot at any time, either before or after the close of voting, and without notice. Except as provided herein, unless the Ballot being furnished is timely submitted on or prior to the Voting Deadline, the Debtors may, in their sole discretion, reject such Ballot as invalid and, therefore, decline to utilize it in connection with confirmation of the Plan.

In the event a designation is requested under section 1126(e) of the Bankruptcy Code, any vote to accept or reject the Plan cast with respect to such Claim will not be counted for purposes of determining whether the Plan has been accepted or rejected, unless the Court orders otherwise.

Unless otherwise ordered by the Court, all questions as to the validity, eligibility (including time of receipt) and revocation or withdrawal of Ballots will be determined by the Debtors in their sole discretion which determination shall be final and binding.

Subject to any contrary order of the Court, the Debtors further reserve the right to waive any defects or irregularities or conditions of delivery as to any particular Ballot unless otherwise directed by the Court.

The Debtors' interpretation of the terms and conditions of the Plan, unless otherwise directed by the Court, shall be final and binding on all parties. The Debtors reserve the right to withdraw or amend the Plan at any time.

Unless waived or as ordered by the Court, any defects or irregularities in connection with deliveries of Ballots must be cured within such time as the Debtors (or the Court) determine, and unless otherwise ordered by the Court, delivery of such Ballots will not be deemed to have been made until such irregularities have been cured or waived. Ballots previously furnished (and as to which any irregularities have not theretofore been cured or waived) will not be counted.

Neither the Debtors, nor any other Person or Entity, will be under any duty to provide notification of defects or irregularities with respect to deliveries of Ballots nor will any of them incur any liabilities for failure to provide such notification.

Please be sure to sign and date your Ballot. In addition, please provide your name and mailing address if different from that set forth on the attached mailing label or if no such mailing label is attached to the Ballot.

If you hold Claims in more than one Class under the Plan, you may receive more than one Ballot coded for each different Class. Each Ballot votes only your Claims indicated on that Ballot. Please complete and return each Ballot you received.

No fees or commissions or other remuneration will be payable to any broker, dealer or other person for soliciting Ballots accepting the Plan.

                  IF YOU HAVE ANY QUESTIONS REGARDING THIS BALLOT OR THE VOTING PROCEDURES, OR IF YOU NEED ADDITIONAL COPIES OF THE BALLOT OR THE OTHER ENCLOSED MATERIALS, PLEASE CONTACT THE VOTING AGENT AT:

                            BANKRUPTCY SERVICES, LLC
                          757 Third Avenue, Third Floor
                               NEW YORK, NY 10017
                           ATTN: NEENAH FOUNDRY BALLOT
                             TELEPHONE: 646-282-2500

                  NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU, OR ANY OTHER PERSON, THE AGENT OF THE DEBTORS OR THE
SOLICITATION/BALLOTING AGENT, OR AUTHORIZE YOU, OR ANY OTHER PERSON, TO USE ANY OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE PLAN, EXCEPT FOR THE STATEMENTS CONTAINED IN THE DOCUMENTS ENCLOSED HEREWITH.

THE METHOD OF DELIVERY OF A BALLOT TO THE SOLICITATION/BALLOTING AGENT IS AT THE ELECTION AND RISK OF EACH PERSON OR ENTITY. EXCEPT AS OTHERWISE PROVIDED HEREIN, SUCH DELIVERY WILL BE DEEMED MADE ONLY WHEN THE ORIGINAL EXECUTED BALLOT IS ACTUALLY RECEIVED BY THE SOLICITATION/BALLOTING AGENT. INSTEAD OF EFFECTING DELIVERY BY MAIL, IT IS RECOMMENDED, THOUGH NOT REQUIRED, THAT SUCH PERSONS OR ENTITIES USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. DELIVERY OF A BALLOT BY FACSIMILE, E-MAIL OR ANY OTHER ELECTRONIC MEANS WILL NOT BE ACCEPTED. NO BALLOT SHOULD BE SENT TO THE DEBTORS, THE NOTES TRUSTEE, OR THE DEBTORS' FINANCIAL OR LEGAL ADVISORS.

                    PLEASE MAIL/DELIVER YOUR BALLOT PROMPTLY!